IC-DISC SERVICE PROVIDER AGREEMENT

This IC-DISC Service Provider Agreement (this “Agreement”) is made and effective as of June 29, 2016 (the “Effective Date”), by and between ATI Modular Technology Corp, a Nevada corporation with an address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 (“ATI Modular”), and AXP Holding Corporation, a Nevada corporation with an address for notice purposes of 228 Seahawk Street, Suite 310 in Las Vegas, Nevada 89145 (“AXP DISC”). ATI Modular and AXP DISC may be defined singularly as a “Party” or collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties have determined that the transaction contemplated by this Agreement would be advantageous and beneficial to their respective companies and shareholders.

WHEREAS, AXP DISC is an Interest Charge - Domestic International Sales Corporation (IC-DISC). AXP DISC tax-exempt status was authorized and approved by the United States Department of the Treasury, Internal Revenue Service (IRS), and is in good standing. As an IC-DISC, AXP DISC, under certain conditions, may act as a “sister corporation” and provide services to assist, in this case, ATI Modular in obtaining lower tax rates on export income. These services are collectively referred to herein as “Sales Export Services”.

WHEREAS, in addition to the export tax savings provided by Sales Export Services, AXP DISC can provide an additional array of services including, but not limited to, promoting ATI Modular's export activities, purchasing receivables from ATI Modular at a discount (commonly referred to as “factoring”) and providing ATI Modular working capital loans. These services are collectively referred to herein as the “Follow-on Export Services”.

WHEREAS, in consideration for AXP DISC agreeing to serve has a sister corporation for IC-DISC requirements with ATI Modular and providing the Sales Export Services and Follow-on Export Services, the Parties agree to the terms and conditions of this Agreement.

WHEREAS, the Recitals stated herein are not mere statements, but representations and warranties of the parties, and material terms in which each party has relied upon in executing this Agreement.

NOW, THEREFORE, in consideration the representations, warranties and agreements herein contained, the Parties agree as follows:

1.       Term of Agreement. This Agreement shall become effective upon the Effective Date and, absent gross negligence, willful and material breach of this Agreement or intentional violation of any law by AXP DISC that cannot be reasonably cured by AXP DISC within thirty (30) days of receipt of written notice by ATI Modular of the alleged action or omission, this Agreement shall not be terminated absent mutual written agreement between the Parties prior to December 6, 2019 (the “Term”). The Parties agree that in the event of termination under this Section 1, any and all corresponding rights, duties and obligations intended to survive post-termination shall remain in full force and effect. Upon termination under this Section 1, ATI Modular shall reimburse AXP DISC for any approved compensation and expenses incurred related to fulfilling its duties under this Agreement.

2.       Option and Conditions to Extension of Term. AXP DISC retains the option to extend the Term under its sole discretion until December 6, 2024 subject to the terms of this Section 2 (the “Option Term”). The Option Term shall become effective provided AXP DISC provides written notice to ATI Modular by November 6, 2019 of its intent to exercise the option right herein. This Agreement may be terminated by ATI Modular at any time during the Option Term subject to AXP DISC providing written notice to ATI Modular fifteen (15) days prior to the termination. The Parties agree that in the event of termination under this Section 2, any and all corresponding rights, duties and obligations intended to survive post-termination shall remain in full force and effect. Upon termination under this Section 2, ATI Modular shall reimburse AXP DISC for any approved compensation and expenses incurred related to fulfilling its duties under this Agreement.

3.       Scope of Services. AXP DISC shall provide the Sales Export Services and Follow-on Export Services for the benefit of ATI Modular in a manner deemed commercially acceptable by AXP DISC.

4.       Compensation. In consideration of AXP DISC providing the Sales Export Services and Follow-on Export Services to ATI Modular, the Parties have agreed to the “Mutual Compensation Schedule” attached hereto as Exhibit A.

5.       Independent Contractor. AXP DISC is an independent contractor, and for the consideration agreed upon herein, agrees to provide the services identified in Section 3, above to ATI Modular and for the consideration set forth in Section 4, above, and in the Mutual Compensation Schedule. ATI Modular shall cooperate with AXP DISC in providing AXP DISC with sufficient and confidential information and knowledge of ATI Modular’s business in order for AXP DISC to perform under this Agreement. ATI Modular agrees to be responsible for all costs necessary in providing this information and knowledge to AXP DISC. AXP DISC has the sole right to control and direct the means, manner, and method by which the services required by this Agreement will be performed. AXP DISC has the right to perform the services required by this Agreement at any place or location and at such times as AXP DISC may determine. AXP DISC has the right to hire assistants as subcontractors or to use employees to provide the services required by this Agreement provided that such individuals have no less than six months of experience in providing services contemplated under this Agreement.

AXP DISC represents that those subcontractors or employees performing services under this Agreement on behalf of AXP DISC meet AXP DISC’s conditions of employment. AXP DISC, or AXP DISC’s employees or contract personnel shall perform the services required by this Agreement, and ATI Modular shall not hire, supervise, or pay any assistants to help AXP DISC. Neither AXP DISC nor AXP DISC’s employees or contract personnel shall receive any training from the ATI Modular in the professional skills necessary to perform the services required by this Agreement, unless otherwise agreed upon by the Parties.

6.       Waiver and Assumption of Liability. AXP DISC assumes all liability directly related to its performance under this Agreement, and assumes all liability and responsibility for its personal property while acting under this Agreement.

7.       Confidential Information. AXP DISC will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of ATI Modular without ATI Modular’s prior written consent except to the extent necessary to perform services on ATI Modular’s behalf. Proprietary or confidential information includes the written, printed, graphic, or electronically recorded materials furnished by the ATI Modular for AXP DISC to use; information belonging to ATI Modular about whom AXP DISC gained knowledge as a result of the AXP DISC’s services to ATI Modular. ATI Modular agrees it will not provide AXP DISC with false written or verbal information. AXP DISC shall not be restricted in using any material that is publicly available, already in AXP DISC’s possession, or known to AXP DISC without restriction, or AXP DISC from sources other than ATI Modular rightfully obtains that. On termination of this Agreement, AXP DISC shall deliver to ATI Modular all materials in AXP DISC’s possession relating to ATI Modular’s business.

8.       Agreement Not To Circumvent. The Parties agree that the ATI Modular has a legitimate business purpose in seeking a restrictive covenant from AXP DISC not to directly or indirectly circumvent confidential information in order to either benefit directly or indirectly from the opportunities presented by and paid for by ATI Modular. The Parties agree that the restrictions in this section are fair and reasonable in all respects. If any provision of this section are ever held by a court to be unreasonable, the Parties agree that this section shall be enforced to the extent it is deemed to be reasonable. This section survives any termination of this Agreement.

9.       Covenant Not To Compete. AXP DISC agrees that in consideration of the compensation set forth herein and in consideration of the ATI Modular sharing confidential and proprietary information with AXP DISC, AXP DISC agrees that during the Term herein and for six (6) months after termination of this Agreement, AXP DISC shall not actively compete against ATI Modular in the United States of America or in any other country in which the ATI Modular now or during the Term or, if applicable, the Option Term of this Agreement does business. By executing this Agreement, AXP DISC agrees that the ATI Modular has a legitimate business interest in seeking the restrictive covenant herein.

10.       Intellectual Property. All materials developed by AXP DISC for ATI Modular, if any, will belong exclusively to ATI Modular, and will be deemed to have been developed and created by AXP DISC for ATI Modular as “work for hire.” AXP DISC will execute any and all documents necessary to assign and transfer to the ATI Modular all intellectual property and other rights in materials and information created for the ATI Modular pursuant to this Agreement.

11.       Mutual Indemnification/Hold Harmless. AXP DISC, as an independent contractor, agrees to indemnify, defend, and hold harmless ATI Modular from any and all liability resulting from intentional or reckless acts or the acts of the employees or agents of AXP DISC. Likewise, ATI Modular agrees to indemnify, defend, and hold harmless AXP DISC from any and all liability resulting from intentional or reckless acts or the acts of the employees, agents, franchisees, licensees, directors or officers of ATI Modular.

The party entitled to indemnification is defined in this Section 9 as the “Indemnified Party,” and the party providing the indemnity is the “Indemnifying Party.” In the event of a lawsuit, investigation, or claim, the Indemnifying Party will, at its sole discretion, cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Party from losses arising out of or resulting from any inaccuracy, misrepresentation or breach or non-fulfillment of any covenant or agreement by the Indemnifying Party in connection with: (i) any and all claims, liabilities, losses or damages related solely and exclusively to statements prepared by, or made by, the Indemnified Party that were either approved in advance by the Indemnifying Party or entirely based on information provided by the Indemnifying Party to the Indemnified Party expressly for use in connection with the services under this Agreement, and (ii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including, without limitation, any legal fees and expenses, incident to any of the foregoing, except in case of the   Indemnified Party’s gross negligence, bad faith or willful misconduct with respect thereto.

12.       Permits and Licenses. AXP DISC declares that it has complied with all federal, state, and local laws requiring business permits, certificates, and/or licenses required to carry out the services to be performed under this Agreement, and shall maintain these permits, certificates, and/or licenses during the Term or the Option Term. The failure to do so constitutes a material breach of this Agreement triggering the termination provisions in this Agreement.

13.       Assignment. Neither party shall assign its rights or duties under this Agreement unless it receives the prior written approval of the other party, which approval may be withheld in such party’s sole discretion.

14.       Amendment. This Agreement may be amended by a writing signed by the Parties.

15.       Severability. If any term, provision, covenant or restriction contained in this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants or restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and if a covenant or provision is determined to be unenforceable by reason of its extent, duration, scope or otherwise, then the Parties intend and hereby request that the court or other authority making that determination shall only modify such extent, duration, scope or other provision to the extent necessary to make it enforceable and enforce it in its modified form for all purposes of this Agreement.

16.       Complete Agreement. This Agreement, and the Compensation Schedule, contains the entire agreement between the parties with respect to the matters covered herein. AXP DISC acknowledges that he or she is entering into this Agreement solely on the basis of the written representations contained herein.

17.       Applicable Law. The laws of Nevada shall govern this Agreement. The Parties agree that, should any dispute arise out of, in connection with, or relating to this Agreement, that they shall cooperate in good faith to resolve any such disputes, and if unsuccessful, the Parties agree to binding arbitration under the procedural rules of the American Arbitration Association. The Parties agree that such arbitration shall be final and binding, and that by agreeing to arbitration, are waiving their right to seek legal remedies in Court and agree to waive the right to a trial by jury; however, the Parties agree that they have the right to seek equitable relief from a Court of competent jurisdiction for any alleged breach of Sections 7 through 10 of this Agreement.

18.       Counterparts; Electronic or Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

19.       Joint Drafting, Negotiation and Conflict Waiver. Each Party agrees that they have had an opportunity to participate in the drafting, preparation and negotiation of this Agreement. Each of the Parties expressly acknowledges such participation and negotiation in order to avoid the application of any rule construing contractual language against the drafter thereof and agrees that the provisions of this Agreement shall be construed without prejudice to the Party who actually memorialized this Agreement in final form. AXP DISC acknowledges that Paesano Akkashian Apkarian, P.C. (“PAA”) has disclosed to it that it is legal counsel to ATI Modular, and that an actual or perceived conflict of interest may exist under the Michigan Rules of Professional Conduct by virtue of the fact that AXP DISC is a related party to ATI Modular. AXP DISC acknowledges that PAA has thoroughly explained the conflict, and to the extent such a conflict exists, AXP DISC waives the conflict.

20.       Conflict Waiver Related to Alton Perkins. The Parties acknowledge that this Agreement is intended to serve as a step in furtherance of ATI Modular’s business objectives, and in furthering AXP DISC’s business relationship with ATI Modular and future services to be provided to ATI Modular. The Parties acknowledge that Alton Perkins is the Chairman of the Board, President, Treasurer and Secretary for ATI Modular and the Chairman of the Board for AXP DISC. To the extent an actual or perceived conflict of interest exists related to Mr. Perkins’ positions with ATI Modular, AXP DISC knowingly waives the conflict since the execution of this Agreement is in the best interests of AXP DISC.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

ATI MODULAR CORP

By: ______________________________________

Alton Perkins

Chairman of the Board

Authorized by Board of Directors

AXP DISC CORPORATION

By: ______________________________________

Xiang Mei Lin
Director

Authorized by the Board of Directors

EXHIBIT A

IC-DISC MUTUAL COMPENSATION SCHEDULE

This IC-DISC Mutual Compensation Schedule (this “Schedule”) is made and effective as of June 29, 2016 (the “Effective Date”), by and between ATI Modular Technology Corp, a Nevada corporation with an address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 (“ATI Modular”) and AXP Holding Corporation, a Nevada corporation with an address for notice purposes of 228 Seahawk Street, Suite 310 in Las Vegas, Nevada 89145 (“AXP DISC”), and is hereby incorporated into and merged with the IC_DISC Service Provider Agreement between AXP DISC and ATI Modular (the “Agreement”). ATI Modular and AXP DISC may be defined singularly as a “Party” or collectively as the “Parties.” This Schedule is attached as Exhibit A to the Agreement.

WHEREAS, until further written amendment hereto signed by the Parties, the Parties agree that this Schedule shall govern compensation from ATI Modular to AXP DISC for AXP DISC providing those services set forth in the Agreement.

NOW, THEREFORE, in consideration the representations, warranties and agreements herein contained, the Parties agree as follows:

1.       Sales Export Services. During the Term and, if applicable, the Option Term, as these terms are defined in the Agreement, ATI Modular shall pay AXP DISC a “Commission Fee” up to the greater of 50% of ATI Modular’s export net income or 4% of ATI Modular’s export gross receipts. ATI Modular will determine the exact amount and the method of the Commission Fee. The Commission Fee shall be paid at the option of ATI Modular periodically throughout the year, but no later than December 31 annually. If there is no Commission Fee due to no export sales, ATI Modular will pay AXP DISC an “Export Service Fee” of $50,000. The Export Service fee, if any, is due annually on or before December 31 of the particular year.

In addition, ATI Modular and AXP agree that AXP Holding shall invoice ATI Modular, exercising commercial good faith and fair dealing on all material terms and conditions of service recognized in the industry under the same or similar circumstances, where AXP Holding provides ATI Modular a significant tax savings for its export business, if any. The Parties acknowledge that this open invoicing requires written mutual consent on any and all future modifications.

2.       Follow-on Export Services. During the Term, and if applicable, the Option Term, as these terms are defined in the Agreement, ATI Modular shall pay AXP DISC a flat fee of $5,000 USD per transaction for purchasing receivables from ATI Modular at a discount, or factoring, providing working capital loans or other funding. Interest rates for the various funding services shall be set at the prime rate plus one point.

3.       Merger and Integration. This Schedule, along with the Agreement, contain the entire agreements of the Parties, and any and all prior schedules, agreements, representations, promises or, to the extent recognized by a court of competent jurisdiction to constitute binding duties and obligations under North Carolina law, are superseded by and/or merged into the aforementioned agreements.

4.       Miscellaneous. The Parties agree that all other remaining provisions set forth in the Agreement are incorporated by reference as if fully stated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed and delivered as of the date set forth above.

ATI MODULAR CORP

By: _______________________________

Alton Perkins

Chairman of the Board

Authorized by Board of Directors

AXP HOLDING CORPORATION

By: _______________________________

Xiang Mei Lin
Director
Authorized by the Board of Directors

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